April 15, 2010

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have been provided with a copy of the disclosures made by Smart Online, Inc. (the “Company”) in response to Item 4.02 of Form 8-K, “Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review,” as filed on the date hereof with the Securities and Exchange Commission.  We agree with the statements made by the Company in response to Item 4.02.

We consent to the filing of this letter as an exhibit to the above referenced Form 8-K.

Very truly yours,

Cherry, Bekaert & Holland, L.L.P.

/s/ Cherry Bekaert & Holland, L.L.P.
Raleigh, North Carolina